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                                                                  EXHIBIT (j)(2)



                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to the Registration Statement (1933 Act File No. 33-1121) on Form N-1A of Eaton Vance Investment Trust of our reports each dated April 28, 2000 of National Limited Maturity Municipals Portfolio and Eaton Vance National Limited Maturity Municipals Fund included in the March 31, 2000 Annual Report to Shareholders of Eaton Vance National Limited Maturity Municipals Fund.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


July 21, 2000
Boston, Massachusetts